Exhibit 10.5

RESTATED AMENDMENT
TO THE KEYCORP
EXCESS 401(K) SAVINGS PLAN

     WHEREAS, KeyCorp has established the KeyCorp Excess 401(k) Savings Plan (the “Plan”), a nonqualified plan of deferred compensation for a certain select group of KeyCorp employees, and

     WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation Committee to permit amendments to the Plan, and

     WHEREAS, in conjunction with the enactment of the American Jobs Creation Act of 2004, the Compensation Committee of the Board of Directors of KeyCorp has determined it desirable to preserve those earned and vested Plan benefits of December 31, 2004 in accordance with the law in effect prior to the enactment of the American Jobs Creation Act of 2004, and accordingly, has authorized the freezing of the Plan to preserve such benefits as of December 31, 2004, and

     WHEREAS, to effectuate a simplified administration of those December 31, 2004 vested and frozen Plan benefits under the laws in effect prior to the enactment of the Act, as well as to comply with the requirements of the Act with regard to those participant Plan benefits that have not vested as of December 31, 2004, the Compensation Committee has accordingly directed the establishment of a KeyCorp Second Excess 401(k) Savings Plan.

     NOW, THEREFORE, pursuant to such action of the Compensation Committee, the Amendment to the Plan is hereby restated to clarify that in conjunction with the freezing of all new contributions and deferrals to the Plan, participants’ not vested Plan benefits as of December 31, 2004 shall be transferred to the KeyCorp Second Excess 401(k) Savings Plan effective January 1, 2005, as follows:

1.	A new Article XIII has been added to the Plan to provide the following:

“ARTICLE XIII AMENDMENT TO FREEZE

13.1 No New Deferrals or Contributions. As of January 1, 2005 the Plan shall be frozen with regard to all new accruals, deferrals, and contributions to the Plan after December 31, 2004 and all Participants’ Plan benefits that are earned and vested as of December 31, 2004 shall be administered in accordance with the terms of the Plan as frozen and with the requirements of the law in effect prior to the enactment of Section 409A of the Code. In conjunction with the foregoing, all not vested Participant Plan benefits as of December 31, 2004 shall be transferred to the KeyCorp Second Excess 401(k) Savings Plan effective January 1, 2005 and shall be administered in accordance with the requirements of the KeyCorp Second Excess 401(k) Savings Plan.”

2.	The amendment set forth in Paragraphs 1 shall be effective as of December 31, 2004.

3.	Except as otherwise amended herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, KeyCorp has caused this Restated Amendment to the Plan to be executed by its duly authorized officer on January 20, 2005, to be effective as of December 28, 2004.

KEYCORP

By: /s/ Thomas E. Helfrich

Title: Executive Vice President